UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2018

INNOVATION PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37357	30-0565645
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Cummings Center, Suite 151-B Beverly, Massachusetts	01915
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 921-4125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2018, Mark R. Tobin resigned from his position as a director of Innovation Pharmaceuticals Inc. (the “Company”), effective immediately. Given the increased demands of his full-time job, Mr. Tobin does not have the time necessary to devote to the Company to fill the position of director. His resignation was not a result of any disagreement with the Company.

On January 7, 2019, Arthur P. Bertolino, MD, PhD, MBA, the Company’s President and Chief Medical Officer, joined the Board of Directors. The Company is currently exploring options for further Board additions in preparation for late-stage clinical trials and ongoing portfolio development.

There are no related party transactions between the Company and Dr. Bertolino that would require disclosure under Item 404(a) of Regulation S-K. A description of Dr. Bertolino’s compensation for his service as President and Chief Medical Officer of the Company is set forth under Item 11 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 11, 2018. Dr. Bertolino will not receive any additional compensation for his service on the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATION PHARMACEUTICALS INC.

Dated: January 7, 2019	By:	/s/ Leo Ehrlich
	Name:	Leo Ehrlich
	Title:	Chief Executive Officer and Chief Financial Officer

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